Earnings Release Presentation Q3 2022 Wintrust Financial Corporation

2 This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic (including the continued emergence of variant strains), and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2021 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward- looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward- looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following: • the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses; • the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses; • the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; • economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates; • negative effects suffered by us or our customers resulting from changes in U.S. trade policies; • the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses; • estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period; • the financial success and economic viability of the borrowers of our commercial loans; • commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin; • the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses; • inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio; • changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities; • the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability; • competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products; • failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions; • unexpected difficulties and losses related to FDIC-assisted acquisitions; • harm to the Company’s reputation; • any negative perception of the Company’s financial strength; • ability of the Company to raise additional capital on acceptable terms when needed; • disruption in capital markets, which may lower fair values for the Company’s investment portfolio; Forward-Looking Statements

3 • ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith; • failure or breaches of our security systems or infrastructure, or those of third parties; • security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft; • adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware); • adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors; • increased costs as a result of protecting our customers from the impact of stolen debit card information; • accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions; • ability of the Company to attract and retain senior management experienced in the banking and financial services industries; • environmental liability risk associated with lending activities; • the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation; • losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith; • the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank; • the soundness of other financial institutions; • the expenses and delayed returns inherent in opening new branches and de novo banks; • liabilities, potential customer loss or reputational harm related to closings of existing branches; • examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act; • changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements; • the ability of the Company to receive dividends from its subsidiaries; • uncertainty about the discontinued use of LIBOR and transition to an alternative rate; • a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise; • legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act, and the rules and regulations that may be promulgated thereunder; • a lowering of our credit rating; • changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic, persistent inflation or otherwise; • regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business; • increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment; • the impact of heightened capital requirements; • increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC; • delinquencies or fraud with respect to the Company’s premium finance business; • credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans; • the Company’s ability to comply with covenants under its credit facility; • fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services. Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward- looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release and this presentation. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases and presentations. Forward-Looking Statements

4 "I am very pleased with our third quarter results as we reported strong net income and record quarterly pre-tax, pre-provision income (non-GAAP). By design, we were able to benefit significantly from the recent rise in interest rates as net interest income and net interest margin showed substantial growth. We expect that momentum to continue as we remain asset sensitive to changes in interest rates. In addition, we added strong loan growth in the third quarter, which paired with margin expansion, is expected to drive meaningful revenue growth in future quarters." Q3 2022 Summary Edward J. Wehmer Founder and Chief Executive Officer

5 Pre-Tax, Pre-Provision1 Growing and Diversified Balance Sheet Future Outlook • Wintrust continues to monitor the interest rate environment to reduce the asset sensitivity of its balance sheet given the recent increase in rates. • Pressure on net interest margin is expected in upcoming quarter. • Growing low cost deposits in our market area remains a significant focus of the Company, which we believe will be the key to mitigating net interest margin compression. Strong Balance Sheet Total Loans +$2.2B / 9.7% Mid to High Single Digit Growth Average Loan to Deposit Ratio 93.7% 85% - 90% Total Deposits +$2.9B / 12.6% High Single Digit Growth Income Net Income +$85.5MM 10% - 15% Growth NIM Net Interest Margin +17 bps 3.60% - 3.70% NII Non-Interest Income +$36.6MM PENDING NIE Non-Interest Expense +$94.3MM 1.50% - 1.60% Net Overhead Ratio Credit & Capital Net Charge-Off Ratio +2 bps Diligently Monitoring to Maintain Pristine Credit Quality Total Risk-Based Capital Ratio -39 bps May Consider Capital Increase Pending Acquisition Pipeline Q3 '22 Highlights (Comparative to Q2 '22) Robust loan growth coupled with higher earning asset yields drive net income expansion Total DepositsTotal Assets Total Loans Net Income $52.4 billion +$1.4 billion $38.2 billion +$1.1 billion $42.8 billion +$0.2 billion $143.0 million +$48.4 million Exceptional Credit Quality Awards/Non- Recurring Items • Net Interest Income increased to $401.4 million driven by robust loan growth and higher earning asset yields • Expansion of Net Interest Margin by 42 bps with continued upside related to further rate hikes • Low and manageable NPLs at $97.6 million along with sufficient allowance coverage • Continued low levels of Net-Charge Offs of $3.2 million or 3 basis points of average total loans on an annualized basis • Ranked Top Workplace in Chicago 2021 • Swap Sale expected in 2022 Update Format second box Efficiency Ratio2Return on Assets Return on Equity 1.12% +35 bps 12.31% +378 bps 58.41% -580 bps $206.5 million +$54.4 million • Consistently strong loan growth of $1.1 billion, 12% annualized, spread across all material loan portfolios • Maintained balanced deposit base while managing low cost of funds through current rate cycle 1 Pre-tax income, excluding provision for credit losses (Non-GAAP) – See Non-GAAP reconciliation in the Appendix 2 See Non-GAAP reconciliation in Appendix Diluted EPS $2.21 +$0.72 Current EPS Prior EPS $ 2.21 1.49 $ 0.72 PPNI Prior PPNI $ 206.5 152.1 $54.38 54400000 206,461 152,078 3 Bps: Basis Points 4 See Non-GAAP reconciliation in the Appendix 5 NPLs: Non-Performing Loans Commitment to Increasing Shareholder Value Net Overhead Ratio 1.53% +2 bps

6 • Net losses on investment securities totaled $3.1 million in the third quarter of 2022 related to changes in the value of equity securities as compared to net losses of $7.8 million in the second quarter of 2022. • SAME CHANGE AS Q1 PG "INCREASED SHAREHOLDER VALUE" CHANGE • Net interest income increased by $63.6 million largely due to strong loan growth and improved net interest margin. Net interest margin increased 42 basis points driven by rising earning asset yields significantly outpacing increased deposit costs. • Reported record quarterly pre-tax, pre-provision income (Non- GAAP) of $206.5 million. • We believe, subject to no material change in the consensus projection of interest rates as of this release date, that our net interest margin will continue to expand and should approach 4.00% during the first quarter of 2023. Earnings Summary Differentiated, highly diversified and sustainable business model Asset Sensitivity and Robust Loan Growth Drive Net Income Expansion Key Observations Condensed Income Statement Current Q Difference vs.Current Q $109.1 $98.8 $127.4 $94.5 $143.0 0.92% 0.80% 1.04% 0.77% 1.12% Net Income ROA Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $1.77 $1.58 $2.07 $1.49 $2.21 Diluted EPS Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $141.8 $146.3 $177.8 $152.1 $206.5 $142.7 $139.7 $134.4 $151.6 $208.9 Pre-Tax Income, excluding Provision for Credit Losses (Non-GAAP) Pre-Tax, Pre-Provision Income, Adjusted for Changes in Fair Value of MSRs and Early Buy-out Loans Guaranteed by U.S. government agencies (Non-GAAP) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 1 EBO: Early Buy-out Loans Guaranteed by U.S. government agencies 2 See Non-GAAP reconciliation in the Appendix Thousands ($) Q4 2021 Q3 2021 Q4 2020 Net Interest Income $295,976 $8,480 $36,579 Non-Interest Income $133,767 $(2,707) $(24,594) Net Revenue $429,743 $5,773 $11,985 Non-Interest Expense $283,399 $1,255 $1,532 Pre-Provision Net Revenue $146,344 $4,518 $10,453 Provision For Credit Losses $9,299 $17,215 $8,119 Income Before Taxes $137,045 $(12,697) $2,334 Income Tax Expense $38,288 $(2,317) $4,781 Net Income $98,757 $(10,380) $(2,447) Preferred Stock Dividends $6,991 $— $— Net Income Available to Common Shares $91,766 $(10,380) $(2,447) Diluted EPS $1.58 $(0.19) $(0.05) ROA 0.80% -12 bps -12 bps ROE 9.05% -126 bps -125 bps 2 ### 1 Q3 2020 had a $9.0 million state income tax benefit. ($ in Millions) ($ in Millions) Higher PTPP Expected to Continue Due to Interest Rate Sensitive Portfolio $287.50 $295.98 $299.29 $337.80 $401.45 $136.47 $133.77 $162.79 $102.94 101,482 $282.14 $283.40 $284.30 $288.67 296,469 Net Interest Income Non-Interest Income Non- Interest Expense Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $0.00 $100.00 $200.00 $300.00 $400.00 $500.00 Q3 Financial Highlights and OutlookDriving Shareholder Value Through Income Expansion • Net losses on investment securities totaled $3.1 million in the third quarter of 2022 related to changes in the value of equity securities as compared to net losses of $7.8 million in the second quarter of 2022. • Recorded a net benefit of $445,000 related to essentially offsetting changes in the value of two mortgage assets in the second quarter of 2022. This consisted of a $7.5 million increase in the value of mortgage servicing rights (“MSR”) related to changes in fair value model assumptions and a negative $8.7 million valuation related adjustment on the Company’s portfolio of early buy-out exercised loans guaranteed by U.S. government agencies which are held at fair value. The change in value recorded in the first quarter of 2022 related to these two mortgage assets was a $9.1 million increase in value. • Recorded $2.5 million of losses in other non-interest income related to sale of a property no longer considered for future expansion and the anticipated sale of a former data processing facility. • Net interest income increased by $63.6 million largely due to strong loan growth and improved net interest margin . Net interest margin increased 42 basis points driven by rising earning asset yields significantly outpacing increased deposit costs. • We believe, subject to a material change in the consensus projection of interest rates as of this release date, that our net interest margin will continue to expand in the third and fourth quarters of 2022 and could approach 3.50% by the end of 2022. • Completed a common stock offering of 3,450,000 shares generating net proceeds of $285.7 million.

7 32% 0% 25% 1% 6% 15% 21% Commercial excl. PPP Commercial PPP Commercial Real Estate Home Equity Residential Real Estate Premium Finance Receivables - Commercial Premium Finance Receivables - Life Insurance • Before the impact of scheduled payments and prepayments, gross commercial and commercial real estate loan pipelines were estimated to be approximately $1.3 billion to $1.4 billion at September 30, 2022, as compared to $1.3 billion to $1.4 billion at June 30, 2022. When adjusted for the probability of closing, the pipelines were estimated to be approximately $878 million to $970 million at September 30, 2022, as compared to $874 million to $1.0 billion at June 30, 2022. • Total loans, excluding Paycheck Protection Program ("PPP") loans, increased by $2.0 billion, as compared to June 30, 2022, • Total period end loans as of September 30, 2022 were $1.1 billion higher than average total loans in the third quarter of 2022. $37,053 $212 $157 $171 $172 $396 $7 $38,168 6/30/2022 Commercial Residential Real Estate Commercial Real Estate Premium Finance Receivables - Commercial Insurance Premium Finance Receivables - Life Insurance All Other Loans 9/30/2022 Loan Portfolio Balanced loan portfolio of approximately 1/3 Commercial, 1/3 Commercial Real Estate and 1/3 Specialty Finance Continued Strong Loan Growth Momentum Coupled with Higher Loan Yields QoQ Growth Lead by Commercial & Acquired Loan Portfolio $33.3 $34.8 $35.3 $37.1 $38.2 $32.2 $34.2 $35.0 $37.0 $38.1 3.44% 3.41% 3.33% 3.59% 4.28% Total Loans Total Loans excl. PPP Average Total Loan Yield 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Year-over-Year Change $4.9B or 15% in Total Loans, $5.9B or 18% in Total Loans excl. PPP Balanced Loan Mix (as of 9/30/2022) Total Commercial $12.3 Commercial Real Estate $9.6 Premium Finance Receivables - Commercial Insurance $5.7 Premium Finance Receivables - Life Insurance $8.0 Residential Real Estate $2.2 All Other Loans $0.4 ($ in Billions) ($ in Millions) Key Observations Rapid Benefit from Current and Future Anticipated Rate Increases 53.6% 26.3% 5.6% 10.1% 4.4% Current Loan Balances Projected to Reprice or Mature Based on Modeled Contractual Cash Flows ≤ 3 Months 4-12 months 1-2 Years 2-5 Years > 5 Years $38.2B DONE Commercial excl. PPP $11.7 PPP $0.3 Commercial Real Estate $9.2 Premium Finance Receivables - Commercial Insurance $4.9 Premium Finance Receivables - Life Insurance $7.2 All Other Loans $3.2 Presentation draft doughnut chart left ($ in Billions) $37,053 $37,403 6/30/2022 Commercial PPP All Other Commercial Loans Commercial Real Estate Premium Finance Receivables - Commercial Insurance Premium Finance Receivables - Life Insurance All Other Loans 9/30/2022 Draft waterfall below 1 1 1 RELINK TEXT BOX TOT LOANS Robust Loan Growth Across All Loan Portfolios Pending from Mark B.

8 1 "Prior Fed Cycle" defined as Q3 2015 to Q2 2019 and "Current Fed Cycle" begins in Q3 2019 to present Current Deposit Betas Through September Remain Relatively Low During Rising Rate Environment • Total deposits increased by $0.2 billion from the prior quarter end. • Non-interest bearing deposits comprise 32% of total deposits as of September 30, 2022. • Rate paid on average interest-bearing deposits increased 36 basis points from the prior quarter. • The loans to deposits ratio ended the current quarter at 89.2% as compared to 87.0% at prior quarter end. $42,593 $(327) $(243) $(194) $265 $302 $400 $42,797 6/30/2022 Non-Interest-B earing NOW and Interest-B earing DDA Wealth Management Deposits Money Market Savings Time Certific ates of Deposit 9/30/2022 Deposit Portfolio Enviable core deposit franchise in Chicago and Milwaukee market areas Increased Funding Costs Significantly Outpaced by Higher Loan Yields Diversified Deposit Mix (as of 9/30/2022) Focused on low-cost deposit mix to drive margin expansion $40.0 $42.1 $42.2 $42.6 $42.8 0.29% 0.24% 0.22% 0.28% 0.64% Total Deposits Rate Paid on Average Total Interest-Bearing Deposits 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 32% 13% 7% 29% 9% 10% Non-Interest-Bearing NOW and Interest-Bearing DDA Wealth Management Deposits Money Market Savings Time Certificates of Deposit Year-over-Year Change $2.8B or 7% Non-Interest-Bearing $13.5NOW and Interest- Bearing DDA $5.7 Wealth Management Deposits $3.0 Money Market $12.5 Savings $4.0 Time Certificates of Deposit $4.1 ($ in Billions) ($ in Billions) $42.8B 53% 44% Q3 2019 to Q4 2021 (–225 bps) Q3 2015 to Q2 2019 (+225 bps) Historical Interest-Bearing Deposit Betas Through Previous Fed Cycles Non Interest Bearing $12.6 NOW and Interest- Bearing DDA $19.9 Wealth Management Deposits $3.5 Money Market $2.1 Savings $2.5 Time Certificate of Deposits $2.2 Draft graph to left $42,593 $150 $(75) $100 $(50) $150 $100 $42,968 6/30/2022 Non-Interest-B earing NOW and Interest-B earing DDA Wealth Management Deposits Money Market Savings Time Certific ates of Deposit 9/30/2022 Draft waterfall below 1 55.6% 59.8% 20.0% 8.6% 24.4% 31.5% Non-Interest-Bearing Time Certificates of Deposit ("CD's") Interest-Bearing excl. CD's Q2 2019 Q3 2022 Deposit Growth Coupled with Decreasing Funding Costs 0.25% 3.25% 0.24% 0.64%0.46% 0.83% Fed Target Total Interest-Bearing Deposit Costs Total Deposit Costs 12/31/21 09/30/22 Total Interest-Bearing Beta 5% Total Deposit Beta 4% Fed Target up 300 bps Historical Interest-Bearing Beta1 44% 1Historical Deposit Beta reflects previous rising rate fed cycle Q3 2015 to Q2 2019 Fed Target up 300 bps 0.25% 3.25% 12/31/21 09/30/22 Total Interest-Bearing Deposit Beta 13% 0.24% 0.64% 12/31/21 09/30/22 Total Deposit Beta 9% 0.16% 0.43% 12/31/21 09/30/22 Fed Target Upper Bound Total Interest-Bearing Deposit Costs Historical Beta1 44% Total Deposit Costs Historical Beta1 33%

9 $5.1 $6.6 $6.7 $5.2 $6.5 $6.4 2.01% 2.25% 2.33% Investment Securities Average Balance Investment Securities End of Period Balance Yield Q3 2021 Q2 2022 Q3 2022 $5.1 $3.3 $3.0 $5.2 $3.7 $4.0 0.16% 0.88% 2.28% 11.6% 7.0% 6.4% Interest-Bearing Cash Average Balance Interest-Bearing Cash End of Period Balance Yield on Average Interest-Bearing Cash Total Average Interest-Bearing Cash as a % of Total Average Earning Assets Q3 2021 Q2 2022 Q3 2022 $2.9 $3.4 $0.1 Available-for-Sale Held-to-Maturity Other Prudent Deployment of Excess Liquidity to Fund Loan Growth Q1 21; Q4 21 ; Q1 22- remove 2020 period (All three graphics) Liquidity Deployed liquidity to finance earning asset growth coupled with strategic management of investment portfolio • We continue to maintain excess liquidity and believe that deploying such liquidity could potentially increase our net interest margin and net interest income. • We remain well positioned to benefit from a higher rate environment and are monitoring the available market returns on investments. We intend to be prudent in our decision making. Strategically Balanced Investment Portfolio (as of 9/30/2022) $2.2 $5.1 $3.0 $— $5.2 $4.0 1.68% 0.16% Average Balance End of Period Balance Yield Q1 2020 Q3 2021 Q3 2022 Duration of Investment Portfolio and Liquidity $32.7 $44.2 $47.7 $2.2 $5.1 $3.0 6.7% 11.5% 6.3% Total Average Earning Assets Total Average Interest-Bearing Cash Total Average Interest-Bearing Cash as a % of Total Average Earning... Q1 2020 Q3 2021 Q3 2022 Expect to Expand Investment Portfolio in Fourth Quarter Given Available Market Returns 1 Total Interest-Bearing Deposits with Banks, Securities Purchased under Resale Agreements and Cash Equivalents 1 1 ($ in Billions) ($ in Billions) ($ in Billions) Liquidity Focused on taking advantage of market opportunities to prudently deploy excess liquidity ($ in Billions) $6.4B 44.23% 55.77% Available for Sale Held-to-Maturity Sustained Earning Asset Growth while Maintaining adequate levels of Interest-Bearing Cash1 Interest-Bearing Cash1 Intentionally Maintained to Limit Locking in Low Interest Rates 5.89 7.42 7.12 3.16 5.04 4.53 Investment Portfolio Duration Investment Portfolio, Securities Purchased under Resale Agreements and Liquidity Duration Q3 2021 Q2 2022 Q3 2022 (in Years) subnotes look weird but print ok Focused on taking advantage of market opportunities to prudently deploy excess liquidity

10 9.0% 0.3% (0.4)% 8.9% 6/30/2022 Retained Earnings and other equity changes Change in RWA 9/30/2022 No. 3 footnote prints correctly as is 7.0% 8.5% 10.5% 4.50% 6.00% 8.00% 2.50% 2.50% 2.50% 8.9% 9.9% 11.7% Minimum Requirement Capital Conservation Buffer WTFC 11.9% 0.2% (0.4)% 11.7% 6/30/2022 Retained Earnings and other equity changes Change in RWA 9/30/2022 Capital Adequate and appropriate capital levels given the Company's risk profile Q3 2022 Key Observations Adequate Capital Levels • Common Equity Tier 1 Capital and Total Capital ratios decreased primarily due to risk-weighted asset growth in Q4 2021. • Q3 2022 dividend of $0.31 per common share increased 11% from Q3 2021. • Tangible book value per common share decreased $-1.45 from the prior quarter-end and decreased $0.10 or 0.2% from Q3 2021. Steady Capital Levels Poised to Benefit from Increased Earnings Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Common equity tier 1 capital ratio1 8.9% 8.6% 8.6% 9.0% 8.9% Tier 1 capital ratio1 9.9% 9.6% 9.6% 9.9% 9.9% Total capital ratio1 12.1% 11.6% 11.6% 11.9% 11.7% Tier 1 leverage ratio1 8.1% 8.0% 8.1% 8.8% 8.8% Tangible book value per common share (Non-GAAP2) $58.32 $59.64 $59.34 $59.87 $58.42 Estimated Excess Capital Above Conservation Buffer ($ in Millions) Common equity Tier 1 capital1 Tier 1 capital ratio1 Total capital ratio1 $871 $609 $546 1 Ratios for Q3 2022 are estimated 8.9% 8.6% 8.6% 9.0% 8.9% 9.9% 9.6% 9.6% 9.9% 9.9% 12.1% 11.6% 11.6% 11.9% 11.7% 8.1% 8.0% 8.1% 8.8% 8.8% CET1 Ratio Tier 1 Capital Ratio Total Capital Ratio Tier 1 Leverage Ratio 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Net Earnings Supported Loan Growth Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Tangible book value per common share (Non-GAAP2) $58.32 $59.64 $59.34 $59.87 $58.42 1 5 5 RWA: Risk-Weighted Assets $58.32 $59.64 $59.34 $59.87 $58.42 7.0% 6.9% 6.9% 7.2% 6.9% Tangible Book Value Per Share (Non-GAAP ) Tangible Common Equity Ratio (Non-GAAP ) 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 TBV Decline Related to Unrealized Losses on AFS Securities 5 TCE: Tangible Common Equity (Non-GAAP) 6 See Non-GAAP reconciliation on pg. 26 6 63 TBV: Tangible Book Value per Common Share (Non-GAAP) – See Non-GAAP reconciliation in the Appendix 4 RWA: Risk-Weighted Assets Linked chart below Capital Risk-Weighted Assets are inflated by Premium Finance Life portfolio; 100% risk rated with no historical losses $59.34 $1.65 $(2.01) $(0.46) $1.35 $59.87 6/30/2022 Earnings Change in OCI Dividends Stock Issuance & Other 9/30/2022 4 Add "Total Risk Based Capital" CET1 Ratio $44.67 $49.70 $53.23 $59.64 $58.42 Tangible Book Value Per Common Share (Non-GAAP) 12/31/2018 12/31/2019 12/31/2020 12/31/2021 9/30/2022 1

11 2.93% 0.67% (0.37)% 0.12% 3.35% NIM (Non- GAAP) Q2 2022 Earning Asset Yield Interest-Bearing Liability Rate Net Free Funds NIM (Non- GAAP) Q3 2022 $22.8 $6.5 $8.9 Variable Rate Fixed Rate maturing under 1 year Fixed Rate maturing over 1 year 10.9% 11.5% 7.1% 5.2% 5.4% 3.6% Static Ramp 9/30/2020 9/30/2021 9/30/2022 2.58% 2.54% 2.60% 2.92% 3.34%2.59% 2.55% 2.61% 2.93% Net Interest Margin (GAAP) Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP ) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Net Interest Income/Margin Net interest margin benefiting from rising loan yields and prudent deployment of liquidity to fund loan growth Upward Repricing of Earning Assets Significantly Outpaced Funding Costs Significant Expansion of NIM Continued to Drive NII Higher Net Interest Margin (Quarterly Trends) 2.93% 3.35% Q2 2022 Earning Asset Yield Interest B earing Liability Rate Net Free Funds Q3 2022 • Q3 2022 net interest income totaled $401.4 million. ◦ A decrease of $63.6 million as compared to Q2 2022 and a decrease of $114.0 million as compared to Q3 2021. • Net interest margin (Non-GAAP1) increased by 42 bps from the prior quarter: ◦ Earning assets yield up 67 bps. ◦ Interest bearing liability rate up 37 bps. ◦ Net free funds up 12 bps. • Net interest income increased by $63.6 million###### • Net interest margin increased by 42 basis points primarily due to increasing loan yields and the deployment of liquidity to fund loan growth.. ◦ The rate on interest bearing deposits declined by five basis points which more than offset a three basis point decline in loan yields. • As of December 31, 2021, the Company had approximately $12.7 million of net PPP loan fees that have yet to be recognized in income. $287.50 $295.98 $299.29 $337.80 $401.45 2.58% 2.54% 2.60% 2.92% 3.34% Net Interest Income Net Interest Margin (GAAP) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Interest Rate Sensitivity Well Positioned for Future Rate Hikes $287.5 $296.0 $299.3 $337.8 $401.4 $266.3 $281.8 $291.8 $332.9 $400.8 $21.2 $14.2 $7.4 2.58% 2.54% 2.60% 2.92% 3.34% Net Interest Income excl. PPP PPP Interest Income Net Interest Margin (GAAP) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Linked graph left 2.58% 2.54% 2.60% 2.92% 2.56% 2.59% 2.55% 2.61% 2.93% 2.57% Net Interest Margin (GAAP) Net Interest Margin, Fully Taxable-Equivalent (Non-GAAP ) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 2.93% 2.98% Q2 2022 Earning Asset Yield Interest B earing Liability Rate Net Free Funds Q3 2022 Trending floating of variable, or snapshot of where we are today NEW CHART pie var vs fixed Donut prints weird middle needs to be higher 1 Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet 2 Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months 1 2 Loan Mix Supports Interest Rate Sensitivity (as of 9/30/2022) Use Table 9 for doughnut to link $38.2B ($ in Millions) ($ in Billions) (Rising Rates Scenario + 100 Basis Points ) footnotes print correct as is Percentage Change in Net Interest Income Over a One-Year Time Horizon Rising Rates Scenario + 100 Basis Points Based on Contractual Reprice or Maturity Date 1 See Non-GAAP reconciliation in the Appendix $0.6 $4.9 $287.5 $296.0 $299.3 $337.8 $401.4 2.58% 2.54% 2.60% 2.92% 3.34% Net Interest Income Net Interest Margin (GAAP) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022

12 $136.5 $133.8 $162.8 $102.9 $101.5 $31.5 $32.5 $31.4 $31.4 $33.1 $12.8 $14.2 $15.5 $15.0 $12.6 $14.1 $14.7 $15.3 $15.9 $14.3 $22.3 $19.3 $23.4 $7.3 $14.3 $55.8 $53.1 $77.2 $33.3 $27.2 Wealth Management Operating Lease Income, net Service Charges on Deposits Other Mortgage Banking Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Diminishing Mortgage Originations for Sale due to Rising Mortgage Rates Fee Businesses Contribution Lower in Rising Rate Environment Growing Wealth Management Business • Non-interest income totaled $101.5 million. ◦ A decrease of $1.5 million as compared to Q2 2022 and a decrease of $35.0 million as compared to Q3 2021. • Mortgage banking revenue decreased by $6.1 million in Q3 2022 as compared to Q2 2022. See detail on Slide 13. • Wealth management income increased $1,755,000 as compared to Q2 2022. 1 Other - includes Interest Rate Swap Fees, BOLI, Administrative Services, FX Remeasurement Gains/ (Losses), Early Pay-Offs of Capital Leases, Gains/(losses) on investment securities, net, Fees from covered call options, Trading gains/(losses), net and Miscellaneous. 1 $31.5 $32.5 $31.4 $31.4 $33.1 $26.3 $27.2 $26.8 $27.1 $28.5 $5.2 $5.3 $4.6 $4.3 $4.6 $34.5 $35.5 $35.8 $32.9 $32.8 Trust and Asset Management Revenue Brokerage Revenue Assets Under Administration ($ in Billions) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Operating Lease Portfolio Contributes Meaningful Fee Income $12.8 $14.2 $15.5 $15.0 $12.6 $243.9 $242.1 $240.7 $223.8 $244.8 Operating Lease Income, Net Lease Investments, Net (Period-End Balance) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 • primarily due to increased trust and asset management fees and brokerage commissions Confirm AUM correct for all periods. Non-Interest Income Diversified fee business supports non-interest income levels despite challenging mortgage environment ($ in Millions) ($ in Millions) ($ in Millions) $14.1 $14.7 $15.3 $15.9 $14.3 $12.9 $13.2 $13.6 $14.3 $12.6 $1.2 $1.5 $1.7 $1.6 $1.7 Commercial Service Charges on Deposits Consumer Service Charges on Deposits Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Year-over-Year Change $(0.2)M or (2)% ($ in Millions) Split into business and consumer? Wealth Management Business Remains Strong Despite Market Volatility Continued MSR Value Appreciation % of MSRs to Loans Serviced for Others Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 1.05% 1.12% 1.48% 1.56% 1.65% $133.6 $147.6 $199.1 $212.7 $229.7 $12,720 $13,126 $13,427 $13,644 $13,926 MSRs, at fair value Loans Serviced for Others Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 ($ in Millions) $1,559 $1,299 $896 $821 $661 $1,153 $981 $648 $596 $449 $406 $318 $248 $225 $212 Retail Originations Veterans First Originations Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 ($ in Millions)

13 $170.9 $167.1 $172.4 $167.3 $176.1 $88.2 $91.6 $92.2 $92.4 $97.4 $57.0 $49.9 $51.8 $46.1 $50.4 $25.7 $25.6 $28.4 $28.8 $28.3 Salaries Commissions and Incentive Compensation Employee Benefits Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 1.22% 1.21% 1.00% 1.51% 1.53% 66.03% 65.64% 61.04% 64.21% 58.41% Net Overhead Ratio Efficiency Ratio (Non-GAAP) Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Non-Interest Expense Conservative and consistent operating philosophy Relatively Steady Staffing Expense Trend Despite Wage Pressure Items Impacting Quarterly Comparability • Salaries and employee benefits expense decreased by $3.8 million in the fourth quarter of 2021 as compared to the third quarter of the year. ◦ ### • Software and equipment expense increase of $1.7 million is primarily due to accelerated depreciation in the quarter related to the reduction in the useful life of a software asset that is planned to be replaced as we continue to make upgrades to our digital customer experience. 1 Other NIE - includes Professional Fees, Data Processing, amortization of other intangible assets, FDIC insurance, OREO expense, net, Commissions (3rd Party Brokers), Postage and Miscellaneous $288.7 $8.8 $(1.0) $296.5 Q2 2022 Non-Interest Expense Salaries and Employee Benefits All Other Expenses Q3 2022 Non-Interest Expense 1 1 Net Overhead Ratio - The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency. 2 See Non-GAAP reconciliation in the Appendix Salaries and employee benefits expense decreased by $1.9 million in the third quarter of 2021 as compared to the second quarter of the year. The $1.9 million decline is primarily related to $6.3 million of lower compensation expense associated with the mortgage banking operation offset somewhat by higher incentive compensation expense for annual bonus and long-term incentive compensation plans during the third quarter relative to the second quarter. • Salaries and employee benefits decrease comprised of: ◦ ### increase in commissions and incentive compensation. ◦ ### decrease in employee benefits expense. ◦ ### decrease in salaries. • Advertising and marketing increase of ### ###. ($ in Millions) $286.9 $286.9 $280.1 $282.1 $0.0 $180.8 $180.8 $172.8 $170.9 $— $20.9 $20.9 $20.9 $22.0 $20.0 $20.0 $17.7 $18.2 $8.5 $8.5 $11.3 $13.4 $10.8 $10.8 $9.9 $10.0 $45.9 $45.9 $47.5 $47.6 Salaries and Employee Benefits Software and Equipment Occupancy, net Advertising and Marketing Operating Lease Equipment Other Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $17.3 $22.0 $24.1 Software and Equipment Expense Q3 2020 Q3 2021 Q3 2022 Increasing Investment in Digital Infrastructure ($ in Millions) 1 FTE - Full-Time Equivalent Employees 1 ($ in Millions) Update title Increase Driven by Minimum Wage Increase and Incentive Compensation Improving Efficiency Ratio as Revenue Increases Without Commensurate Increase in Expenses

14 Canada Market: Loan Portfolio - Geographic Diversification1 as of 9/30/2022 Total Loan Portfolio Primary Geographic Region Commercial: Commercial, industrial and other Illinois/Wisconsin Leasing Nationwide Franchise Lending Multi-State Commercial real estate Construction and development Illinois/Wisconsin Non-construction Illinois/Wisconsin Home equity Illinois/Wisconsin Residential Real Estate Illinois/Wisconsin Premium finance receivables Commercial insurance loans Nationwide and Canada Life insurance loans Nationwide Consumer and other Illinois/Wisconsin 1Geographic Diversification: relevant business location utilized, which can mean the following locations: collateral location, customer business location, customer home address and customer billing address. Key Observations • Primarily focused in the Midwest with a presence in Western and Southern U.S. markets. • National niche lending businesses create a diversified loan portfolio. States/Jurisdictions that individually comprise less than 1% of the Total Loan Portfolio1 2% 9% 6% 37% 2% 2% 5% 2% 5% NP - Puerto Rico NP - Virgin Islands 1% 1% 1% 2% 1% 2% 5% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% 1% Loan Portfolio Highly diversified portfolio across U.S. • With the recent tragic events of Hurricane Ian we are closely monitoring our loan portfolios with exposure in Florida. During our risk assessment we focused on counties that FEMA identified as critically impacted. Our exposure in counties classified as severely impacted by the damage of Hurricane Ian is approximately 1% of our total loans. • As of this release date, delinquencies and deferrals remain stable. We will continue to monitor the developing situation in Florida. We believe that a portion of any potential losses will be mitigated by Insurance, Federal, State, and County Relief Programs. • P&C Premium Finance loans in the State of Florida made prior to 9/28/22 are subject to an Emergency Order which impacts the ability to act on collateral as needed for 45 days. This is not anticipated to impact results given our experience through similar such orders and events (Irma, Katrina, Sandy, etc.). • With the recent tragic events of Hurricane Ian we are closely monitoring our loan portfolios with exposure in Florida. During our risk assessment we focused on counties that FEMA identified as critically impacted. Our Exposure in counties classified as severely impacted by the damage of Hurricane Ian are as follows: ◦ Residential: 56% of Total Florida Mortgage Loans ◦ Specialty Finance Portfolio: 40% of Total Florida Equipment Leases • As of this release date, delinquencies and deferrals remain stable. We will continue to monitor the developing situation in Florida.We believe that a portion of any potential losses will be offset by Insurance, Federal, State, and County Relief Programs.

15 $158.5 $205.9 $315.3 0.59% 0.77% 0.83% Total Allowance for Credit Losses Total Allowance for Credit Losses as a % of Total Loans 12/31/19 (Pre-CECL) 1/1/2020 (CECL Day 1) 9/30/2022 Credit Quality Exceptional credit quality driven by a diversified loan portfolio • The Company estimates an increase to the allowance for credit losses of approximately 30% to 50% at adoption related to its loan portfolios and related lending commitments. Approximately 80% of the estimated increase is related to: ◦ Additions to existing reserves for unfunded lending-related commitments due to the consideration under CECL of expected utilization by the Company's borrowers over the life of such commitments. ◦ Establishment of reserves for acquired loans which previously considered credit discounts. The Company estimates an insignificant impact at adoption of measuring an allowance for credit losses for other in-scope assets (e.g. held-to-maturity debt securities). Continued Relatively Low Levels of Non-Performing Loans Continued Low Levels of Net Charge-Offs $90.0 $74.4 $57.3 $72.4 $97.6 0.27% 0.21% 0.16% 0.20% 0.26% NPLs $ NPLs as a % of Total Loans 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 $0.0 $6.2 $2.5 $9.5 $3.2 $(7.9) $9.3 $4.1 $20.4 $6.4 0.00% 0.07% 0.03% 0.11% 0.03% NCOs $ Total Provision for Credit Losses Annualized NCOs as a % of Average Total Loans Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 $(7.9) $9.3 $4.1 $20.4 $6.4 63.27% 61.67% 46.51% 49.36% Total Provision for Credit Losses Net Charge-Offs as a % of the Provision for Credit Losses 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 $7.8 $52.97 $135.1 $0 $0 $— $0.5 $— $0.0 $0.0$7.8 $52.5 $135.1 — — 63.3% 61.7% 46.5% 49.4% Provision for credit losses - PCD Provision for credit losses - non PCD Net charge-offs as a percentage of the provision for credit losses Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Incurred Loss Method CECL Incurred Loss Method CECL Q3 2022 Q2 2022 Increase/ (Decrease) Pass $ 33,700,724 $ 32,045,349 $ 1,655,375 Special Mention 755,859 794,238 (38,379) Substandard Accrual 265,452 340,516 (75,064) Substandard Nonaccrual/Doubtful 67,069 83,940 (16,871) Total Loans $ 34,789,104 $ 33,264,043 $ 1,525,061 Q3 2022 Key Observations During the fourth quarter of 2021, we continued our practice of pursuing the resolution of non-performing credits and executed a loan sale that reduced non-performing loans by approximately $10 million resulting in $1.8 million of net charge-offs. The key drivers of the shift in credit quality mix include: • Risk rating upgrades as a result of improved credit performance. • Increase in pass rated credits was driven by commercial loan growth and higher utilization on existing lines partially offset by decline in PPP Loans. ($ in Millions) ($ in Millions) ($ in Millions) Appropriate Allowance Coverage to Support Loan Growth $36,022 $37,256 Q2 2022 Q3 2022 $648 $572 Q2 2022 Q3 2022 $384 $340 Q2 2022 Q3 2022 $83.94 $67.07 Q4 2021 Q1 2022 Q4 2021 Pass Special Mention Substandard Accrual Substandard nonaccrual Q1 2022 $340.52 $265.45 Q4 2021 Q1 2022 Pass and Loans Guaranteed1 ($ in Millions) Special Mention Substandard2 $158.5 $205.9 $296.1 $315.3 0.59% 0.77% 0.89% 0.83% Total Allowance for Credit Losses Total Allowance for Credit Losses as a % of Total Loans 12/31/19 (Pre-CECL) 1/1/2020 (CECL Day 1) 9/30/2021 9/30/2022 Low Levels of Special Mention and Substandard Loans 1Pass and Loans Guaranteed: Includes early buy-out loans guaranteed by U.S. government agencies 2Substandard: Substandard includes Substandard Accrual and Substandard Nonaccrual/Doubtful

16 $4,443 $5,216 $6,186 $7,178 Unused Line of Credit Balance (excl. Mortgage Warehouse and Leases) 12/31/2019 9/30/2020 9/30/2021 9/30/2022 $10,106 $11,346 $11,330 $11,965 $12,216 0.02% 0.14% 0.03% 0.27% (0.06)% Total Commercial Loans Net Charge-Off Ratio 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Credit Quality - Commercial Loans1 Low net charge-off levels with growth upside as line utilization remains below pre-pandemic levels Strong Portfolio Growth with a Net Recovery in Q3 Non-Performing Loans Remain Low but Increased Due to a New Non-Accrual Loan in Q3 $4,384 $5,513 $5,583 $6,141 $6,236 $6,489 $6,832 $7,243 46.1% 50.8% 41.4% 43.0% 39.7% 38.9% 38.4% 39.3% 39.6%45.5% 50.6% 40.6% 41.5% 37.7% 36.7% 37.0% 39.0% 40.5% Unused Line of Credit Balance Total Commercial (excl. PPP and Leases) Total Commercial (excl. PPP, Mortgage Warehouse and Leases) 9/30/2020 12/31/2020 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 $26.5 $20.4 $16.9 $32.4 $44.5 0.24% 0.17% 0.15% 0.27% 0.36% NPLs NPL as a % of Category 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Q3 2022 Key Observations • Significant loan growth in Q4 2021 of $1.2 billion of which $578 million is attributed to acquired loans. • Net charge-offs in Q4 2021 were consistent with historical levels. • The proportion of Commercial non-performing loans remains relatively low as pandemic-driven circumstances continue to improve. • Line utilization increased slightly in Q4 2021 but remains historically low as a result of factors such as excess liquidity in the market as well as suspension of capital expenditures and other non- working capital payments. 1 Commercial Loans excludes PPP loans 2 Net Charge-Off Ratio is calculated as a percentage of average loans ($ in Millions) ($ in Millions) Line Utilization as a % of Commercial Loans remains low due to excess liquidity in the market and suspension of capital expenditures Line Utilization as a % of Total Loan Commitments Remains Low Unused Line of Credit Balance Continues to Rise ($ in Millions) 45.5% 41.5% 39.0% 41.3% Total Commercial (excl. Mortgage Warehouse and Leases) 12/31/2019 9/30/2020 9/30/2021 9/30/2022 $4,687 $4,384 $6,236 $7,260 Unused Line of Credit Balance 12/31/2019 9/30/2020 9/30/2021 9/30/2022 $4,687 $4,384 $6,236 $7,260 $4,443 $4,105 $5,837 $6,481 $244 $278 $398 $779 Unused Line of Credit Balance excluding Mortgage Warehouse Mortgage Warehouse 12/31/2019 9/30/2020 9/30/2021 9/30/2022 1 Commercial Loans excludes PPP loans

17 13% 19% 14% 24% 14% 12% 1% 3% Office Industrial Retail Multi-family Mixed use and other Commercial construction Residential construction Land $8,886 $8,990 $9,235 $9,407 $9,578 0.00% 0.01% 0.03% (0.02)% 0.00% Total CRE Loans Net Charge-Off Ratio 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Credit Quality - Commercial Real Estate Loans Well-diversified portfolio with a majority of its exposure in stabilized, income producing properties Continued Steady Growth with Low Charge-Offs NPLs Continue to Remain Low $23.7 $21.7 $12.3 $10.7 $10.50.27% 0.24% 0.13% 0.11% 0.11% NPLs NPL as a % of Category 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Q3 2022 Key Observations • The CRE portfolio continues a steady growth trend while non-performing loans continue to decline. • Charge-offs have generally remained low and reflect the conservative underwriting standards the Company employs. • The CRE portfolio is well-diversified with a majority of its exposure in stabilized, income producing properties. 17% 22% 17% 27% 17% Office Industrial Retail Multi-family Mixed use and other 76% 4% 20% Commercial construction Residential construction Land ($ in Millions) ($ in Millions) $1,084 $1,071 $1,203 $1,335 $1,391 68.8% 69.1% 67.5% 65.8% 66.5% Unused Line of Credit Balance Line Utilization as a % of Total CRE 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Line Utilization as a % Commercial Real Estate Loans ("CRE") Commercial Real Estate Loan Composition (as of 9/30/2022) Well Diversified with Majority of Portfolio in Stabilized Income Producing Properties($ in Millions) 1 Net Charge-off Ratio is calculated as a percentage of average loans 2 As a result of a review of the composition of borrowers within the mixed use and other loan portfolio, the Company identified certain loans that would be more precisely classified within a separate class of non-construction commercial real estate. This change in classification was based on related collateral and source of repayment of the underlying loan 1 Net Charge-Off Ratio is calculated as a percentage of average loans

18 $4,617 $4,855 $4,938 $5,541 $5,714 (0.03)% 0.09% 0.02% 0.14% 0.30% Period End Balance Net Charge-Off Ratio 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Credit Quality - Premium Finance Receivables Commercial Net charge-off levels remain low while outstanding balances grow Steady Origination Volume Driven by Market Conditions Average Balances & Quarterly Yields ($ in Millions) $3,724.6 $4,134.0 $4,010.5 $3,952.9 5.05% 4.60% 4.60% 4.42% Average Balance Yield Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q3 2022 Key Observations • At the beginning of the pandemic, Premium Finance Receivables ("PFR") - Commercial experienced an increase in NPLs as a result of borrower delinquency, which was exacerbated by state emergency orders delaying cancellation of insurance policies which generate return premiums, the collateral for this portfolio. This caused NPLs to be elevated in 2020 and has subsequently returned to normalized levels in 2021. • Despite the pandemic and state emergency orders, net charge-off levels remained low and characteristic of the low loss levels expected of this portfolio, with the portfolio experiencing net recoveries in Q2 2021 and Q3 2021. • Strong origination volumes in 2021 a result of businesses seeking financing opportunities during the pandemic, hardening insurance markets, additions of new relationships and a low rate environment. 1 Net Charge-Off Ratio is calculated as a percentage of average loans $2,756 $3,065 $2,984 $3,556 $3,515 Originations 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 NPLs Remain Below Historic Norms and Q3 Increase Relates to Administrative 90 Day Past Due Loans $13.1 $12.6 $19.1 $19.8 $29.7 0.28% 0.26% 0.39% 0.36% 0.52% NPLs NPL as a % of Category 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 ($ in Millions) ($ in Millions) ($ in Millions) $9,478 $10,182 $10,588 $11,231 $28 $38 $39 $48 Risk Rating 1-5 Risk Rating 6-10 09/30/21 12/31/21 03/31/22 06/30/22 09/30/22 Poised to Benefit From a Potentially Rising Rate Environment 48% 33% 15% 4% Current Premium Finance Receivables Commercial Loan Balances Projected to Reprice or Mature Based on Modeled Contractual Cash Flows ≤ 3 Months 4-6 Months 6-9 Months > 9 months Current Loan Balances Projected to Reprice or Mature Based on Modeled Contractual Cash Flows Significant Loan Growth

19 $8,071 $1,218 Cash Surrender Value Other $6,655 $7,043 $7,354 $7,608 $8,005 0.00% 0.00% 0.00% 0.00% 0.00% Period End Balance Net Charge-Off Ratio 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Credit Quality - Premium Finance Receivables Life Life Insurance portfolio remains extremely robust and has continued to demonstrate exceptional credit quality Immaterial Amount of Non-Performing LoansReliably Strong Growth With Pristine Credit Quality Average Balances & Quarterly Yields ($ in Millions) $5,290.1 $5,462.8 $5,636.3 $5,957.5 3.71% 3.38% 3.74% 2.89% Average Balance Yield Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q3 2022 Key Observations • Throughout the pandemic, the Premium Finance Receivables ("PFR") - Life Insurance portfolio has remained extremely resilient and has continued to demonstrate exceptional credit quality, as shown by the characteristically low net charge-off and NPL levels. • Origination levels have remained strong. Some of the primary drivers of growth in 2021 include: ◦ increased mortality awareness in response to the pandemic. ◦ realized or anticipated changes in tax laws including changes to allowable maximum premium amounts relative to death benefit. ◦ low interest rate environment has made leveraging insurance products attractive to consumers. • Collateral as a percentage of outstanding balance is 117% as of Q3 2022. 1 Loan Collateral reported at actual values versus credit advance rate 2 Collateral Coverage is calculated by dividing Total Loan Collateral (Undiscounted) by Total Loan Portfolio Balance $315.4 $442.7 $330.3 $360.0 $371.9 Originations 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 Total Loan Collateral1 by Type (as of 9/30/2022) $1.9 0.02% NPLs NPL as a % of Category 9/30/2021 12/31/2021 3/31/2022 6/30/2022 9/30/2022 2.9% 63.6% 4.2% 1.0% 18.3% 10.0% Annuity Brokerage Account Certificate of Deposit Bank Cash/Cash Equivalent Letters of Credit Money Market "Other" Loan Collateral1 by Type (as of 9/30/2022) Other ($ in Millions) ($ in Millions) Period-End Balances & Annualized Net Charge-off Ratio1 ($ in Millions) Collateral Coverage2 of 116% No material charge-offs have occurred in the periods presented below.

20 Appendix

21 Glossary Abbreviation Definition AFS Available For Sale BP Basis Point CECL Current Expected Credit Losses CET1 Ratio Common Equity Tier 1 Capital Ratio CRE Commercial Real Estate DDA Demand Deposit Account Diluted EPS Net Income per Common Share - Diluted FEMA Federal Emergency Management Agency GAAP Generally Accepted Accounting Principles Interest Bearing Cash Total Interest-Bearing Deposits with Banks, Securities Purchased under Resale Agreements and Cash Equivalents MSR Mortgage Servicing Right NCO Net Charge Off Net Overhead Ratio The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency. NII Net Interest Income NIM Net Interest Margin Non-GAAP For Non-GAAP metrics, see the reconciliation in the Appendix NP Not Pictured NPL Non-Performing Loan PPP Paycheck Protection Program PTPP Pre-Tax, Pre-Provision Income ROA Return on Assets RWA Risk-Weighted Asset TBV Tangible Book Value per Common Share

Non-GAAP Reconciliation

WINTRUST

Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio ($ in Thousands):	Three Months Ended September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	Nine Months Ended September 30, 2022	September 30, 2021
(A) Interest Income (GAAP)	$ 466,478	$ 371,968	$ 328,252	$ 327,979	$ 322,457	$ 1,166,698	$ 947,505
Taxable-equivalent adjustment:							
- Loans	1,030	568	427	417	411	2,025	1,210
- Liquidity Management Assets	502	472	465	486	492	1,439	1,486
- Other Earning Assets	1	1	2	2	—	4	—
(B) Interest Income (non-GAAP)	$ 468,011	$ 373,009	$ 329,146	$ 328,884	$ 323,360	$ 1,170,166	$ 950,201
(C) Interest Expense (GAAP)	$ 65,030	$ 34,164	$ 28,958	$ 32,003	$ 34,961	$ 128,152	$ 118,524
(D) Net Interest Income (GAAP) (A minus C)	$ 401,448	$ 337,804	$ 299,294	$ 295,976	$ 287,496	$ 1,038,546	$ 828,981
(E) Net Interest Income (non-GAAP) (B minus C)	$ 402,981	$ 338,845	$ 300,188	$ 296,881	$ 288,399	$ 1,042,014	$ 831,677
Net interest margin (GAAP)	**3.34%**	**2.92%**	**2.60%**	**2.54%**	**2.58%**	**2.96%**	**2.58%**
Net interest margin, fully taxable-equivalent (non-GAAP)	**3.35%**	**2.93%**	**2.61%**	**2.55%**	**2.59%**	**2.97%**	**2.59%**
(F) Non-interest income	$ 101,482	$ 102,942	$ 162,790	$ 133,767	$ 136,474	$ 367,214	$ 452,353
(G) (Losses) gains on investment securities, net	(3,103)	(7,797)	(2,782)	(1,067)	(2,431)	(13,682)	8
(H) Non-interest expense	296,469	288,668	284,298	283,399	282,144	869,435	849,145
Efficiency ratio (H/(D+F-G))	**58.59%**	**64.36%**	**61.16%**	**65.78%**	**66.17%**	**61.25%**	**66.27%**
Efficiency ratio (non-GAAP) (H/(E+F-G))	**58.41%**	**64.21%**	**61.04%**	**65.64%**	**66.03%**	**61.10%**	**66.13%**

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income, Adjusted for Changes in Fair Value of MSRs, net of economic hedge and Early Buy-out Loans Guaranteed by U.S. government agencies: ($ in Thousands):	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
Income before taxes	$ 200,041	$ 131,661	$ 173,680	$ 137,045	$ 149,742	$ 505,382	$ 500,751
Add: Provision for credit losses	$ 6,420	$ 20,417	$ 4,106	$ 9,299	$ (7,916)	$ 30,943	$ (68,562)
Pre-tax income, excluding provision for credit losses (non-GAAP)	**$ 206,461**	**$ 152,078**	**$ 177,786**	**$ 146,344**	**$ 141,826**	**$ 536,325**	**$ 432,189**
Less: Changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies	$ 2,472	$ (445)	$ (43,365)	$ (6,656)	$ 888	$ (41,338)	$ (11,617)
Pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies (non-GAAP)	**$ 208,933**	**$ 151,633**	**$ 134,421**	**$ 139,688**	**$ 142,714**	**$ 494,987**	**$ 420,572**

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles ("GAAP") in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company's performance. Management believes that these measures and ratios provide users of the Company's financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company's operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

22

23 Three Months Ended Reconciliation of Non-GAAP Tangible Common Equity ($'s and Shares in Thousands): September 30, June 30, March 31, December 31, September 30, 2022 2022 2022 2021 2021 Total shareholders’ equity (GAAP) $ 4,637,980 $ 4,727,623 $ 4,492,256 $ 4,498,688 $ 4,410,317 Less: Non-convertible preferred stock (GAAP) (412,500) (412,500) (412,500) (412,500) (412,500) Less: Intangible assets (GAAP) (676,699) (679,827) (682,101) (683,456) (675,910) (I) Total tangible common shareholders’ equity (non-GAAP) $ 3,548,781 $ 3,635,296 $ 3,397,655 $ 3,402,732 $ 3,321,907 Reconciliation of Non-GAAP Tangible Book Value per Common Share ($'s and Shares in Thousands): Total shareholders’ equity $ 4,637,980 $ 4,727,623 $ 4,492,256 $ 4,498,688 $ 4,410,317 Less: Preferred stock (412,500) (412,500) (412,500) (412,500) (412,500) (L) Total common equity $ 4,225,480 $ 4,315,123 $ 4,079,756 $ 4,086,188 $ 3,997,817 (M) Actual common shares outstanding 60,743 60,722 57,253 57,054 56,956 Book value per common share (L/M) $69.56 $71.06 $71.26 $71.62 $70.19 Tangible book value per common share (non-GAAP) (I/M) $58.42 $59.87 $59.34 $59.64 $58.32 Non-GAAP Reconciliation The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non- GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently. Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income ($ in Thousands): Income before taxes $ 200,041 $ 131,661 $ 173,680 $ 137,045 $ 149,742 $ 505,382 $ 500,751 Add: Provision for credit losses 6,420 20,417 4,106 9,299 (7,916) 30,943 (68,562) Pre-tax income, excluding provision for credit losses (non-GAAP) $ 206,461 $ 152,078 $ 177,786 $ 146,344 $ 141,826 $ 536,325 $ 432,189 Reconciliation of Non-GAAP Tangible Common Equity ($'s and Shares in Thousands): Dec 31, Dec 31, Dec 31, Dec 31, 2021 2020 2019 2018 Total shareholders’ equity (GAAP) $ 4,498,688 $ 4,115,995 $ 3,691,250 $ 3,267,570 Less: Non-convertible preferred stock (GAAP) (412,500) (412,500) (125,000) (125,000) Less: Intangible assets (GAAP) (683,456) (681,747) (692,277) (622,565) (I) Total tangible common shareholders’ equity (non-GAAP) $ 3,402,732 $ 3,021,748 $ 2,873,973 $ 2,520,005 Reconciliation of Non-GAAP Tangible Book Value per Common Share ($'s and Shares in Thousands): Total shareholders’ equity $ 4,498,688 $ 4,115,995 $ 3,691,250 $ 3,267,570 Less: Preferred stock (412,500) (412,500) (125,000) (125,000) (L) Total common equity $ 4,086,188 $ 3,703,495 $ 3,566,250 $ 3,142,570 (M) Actual common shares outstanding 57,054 56,770 57,822 56,408 Book value per common share (L/M) $71.62 $65.24 $61.68 $55.71 Tangible book value per common share (non-GAAP) (I/M) $59.64 $53.23 $49.70 $44.67